Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Investor Relations Irelations@buckeye.com (800) 422-2825
BUCKEYE PARTNERS, L.P. REPORTS 2011 SECOND-QUARTER EARNINGS RESULTS; INCREASES QUARTERLY CASH
DISTRIBUTION
HOUSTON, August 5, 2011 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the second quarter of 2011 of $92.0 million, or $1.00 per unit, compared to net income attributable to Buckeye’s unitholders for the second quarter of 2010 of $11.5 million, or $0.58 per unit. The diluted weighted average number of units outstanding in the second quarter of 2011 was 92.1 million compared to 20.0 million in the second quarter of 2010. The increase in the number of units reported for the second quarter of this year versus the second quarter of 2010 was significantly impacted by Buckeye’s merger with Buckeye GP Holdings L.P. in the fourth quarter of 2010. The number of units also increased due to the issuance of units in connection with the acquisition of Bahamas Oil Refining Company International (“BORCO”) in the first quarter of 2011, and a limited partner unit offering in the second quarter of 2011.
Buckeye’s Adjusted EBITDA (as defined below) for the second quarter of 2011 was $117.6 million compared with Adjusted EBITDA of $91.7 million for the second quarter of 2010. Operating income for the second quarter of 2011 was $85.9 million, an increase of 19.5 percent compared with $71.9 million for the prior year period.
“Buckeye’s Adjusted EBITDA, our primary measure of performance, increased by 28.2 percent year over year, largely driven by contributions from recent acquisitions,” stated Forrest E. Wylie, Chairman and CEO. “The positive impact from our recent acquisitions and the solid performance of our legacy pipeline and terminalling assets was partially offset by approximately $8 million of acquisition and integration expenses incurred during the second quarter, as well as an $8.8 million decrease in the Natural Gas Storage segment’s Adjusted EBITDA period over period as a result of extreme weakness in the natural gas storage markets.”
During the second quarter of 2011, Buckeye acquired approximately 650 miles of pipeline and 33 liquid petroleum products terminals from BP North America, Inc. and its affiliates, adding approximately 10 million barrels of liquid petroleum product storage capacity, for approximately $165 million. The pipelines are located in the Midwest and the terminals are spread throughout the Northeast, Midwest, Southeast, and California.
In July of this year, Buckeye purchased a liquid petroleum products terminal in Bangor, Maine as well as a 124-mile pipeline that connects the Bangor terminal to a marine terminal in South Portland, Maine. Buckeye purchased the South Portland terminal through a 50/50 joint venture with Irving Oil Terminals Inc. Buckeye paid approximately $23.5 million for its ownership stake in these assets.
- More -

BPL — 2011 Second-Quarter Earnings Results	Page 2
“This year’s acquisitions provide both significant geographic diversity and a platform for us to build upon through identifying operating efficiencies with existing assets, synergies with potential new acquisitions, and new organic growth projects,” continued Wylie. “We are positioning Buckeye to continue to achieve favorable financial results in the second half of this year and into 2012. Recent additions to our overall footprint provide significant opportunities for earnings growth as we implement our best practices model and move past the transition phase to achieve expected Adjusted EBITDA run-rate levels.”
During the second quarter, Buckeye raised over $300 million in proceeds from a primary offering of 5.5 million limited partner units. Buckeye also benefited from a gain of $34.1 million on the sale of a non-operating equity interest in West Texas LPG Pipeline Limited Partnership (“WTLPG”).
Buckeye also announced today that its general partner declared a cash distribution of $1.0125 per limited partner unit for the quarter ended June 30, 2011. Class B unitholders will not receive a distribution of cash, but instead will be issued additional Class B units pursuant to Buckeye’s partnership agreement. The distribution will be payable on August 31, 2011 to unitholders of record on August 15, 2011. This cash distribution is the 29th consecutive increase in the quarterly cash distribution and represents a 5.2 percent increase over the $0.9625 per limited partner unit distribution declared for the second quarter of 2010. Buckeye has paid cash distributions in each quarter since its formation in 1986.
Buckeye will host a conference call with members of executive management today, August 5, 2011, at 11:00 a.m. Eastern Time. To access the live Webcast of the call, go to http://www.visualwebcaster.com/event.asp?id=81163 10 minutes prior to its start. Interested parties may participate in the call by dialing 888-340-9761. A replay will be archived and available at this link until September 6, 2011, and the replay also may be accessed by dialing 800-408-3053 and entering passcode 6360631.
Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded partnership that owns and operates one of the largest independent liquid petroleum products pipeline systems in the United States in terms of volumes delivered, with over 6,000 miles of pipeline. Buckeye also owns more than 100 liquid petroleum products terminals with aggregate storage capacity of approximately 64 million barrels, operates approximately 3,400 miles of pipeline under agreements with major oil and chemical companies, owns a high-performance natural gas storage facility in Northern California, and markets liquid petroleum products in certain regions served by its pipeline and terminal operations. Buckeye’s flagship marine terminal in the Bahamas, BORCO, is one of the largest oil and petroleum products storage facilities in the world, serving the international markets as a premier global logistics hub. Buckeye is celebrating its 125th anniversary as a midstream energy company in 2011. More information concerning Buckeye can be found at www.buckeye.com.
*   *   *   *   *
EBITDA, a measure not defined under U.S. generally accepted accounting principles (“GAAP”), is defined by Buckeye as net income attributable to Buckeye’s unitholders before interest and debt expense, income taxes, and depreciation and amortization. The EBITDA measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of Buckeye’s businesses and from intangible assets recognized in business combinations. In addition, EBITDA is unaffected by Buckeye’s capital structure due to the elimination of interest and debt expense and income taxes. Adjusted EBITDA, which also is a non-GAAP measure, is defined by Buckeye as EBITDA plus: (i) non-cash deferred

BPL — 2011 Second-Quarter Earnings Results	Page 3
lease expense, which is the difference between the estimated annual land lease expense for Buckeye’s natural gas storage facility in the Natural Gas Storage segment to be recorded under GAAP and the actual cash to be paid for such annual land lease; (ii) non-cash unit-based compensation expense; and (iii) income attributable to noncontrolling interests related to Buckeye for periods prior to the merger of Buckeye and Buckeye GP Holdings L.P. (the “Merger”); less: (i) amortization of unfavorable storage contracts acquired in the BORCO acquisition; and (ii) gain on the sale of our equity investment in WTLPG. The EBITDA and Adjusted EBITDA data presented may not be directly comparable to similarly titled measures at other companies because EBITDA and Adjusted EBITDA exclude some items that affect net income attributable to Buckeye’s unitholders, and these measures may be defined differently by other companies. Management of Buckeye uses Adjusted EBITDA to evaluate the consolidated operating performance and the operating performance of the business segments and to allocate resources and capital to the business segments. In addition, Buckeye’s management uses Adjusted EBITDA as a performance measure to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities.
Distributable cash flow, which is a financial measure included in the schedules to this press release, is another measure not defined under GAAP. Distributable cash flow is defined by Buckeye as net income attributable to Buckeye’s unitholders plus: (i) depreciation and amortization expense; (ii) noncontrolling interests related to Buckeye that were eliminated as a result of the Merger; (iii) deferred lease expense for Buckeye’s Natural Gas Storage segment; and (iv) unit-based compensation expense (all of which are non-cash expense); less: (i) maintenance capital expenditures; (ii) amortization of unfavorable storage contracts acquired in the BORCO acquisition; and (iii) gain on the sale of our equity investment in WTLPG. Buckeye’s management believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of Buckeye’s cash available for distribution to its unitholders.
EBITDA, Adjusted EBITDA, and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.
Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye’s management. Further, Buckeye believes that these measures are useful to investors because they are one of the bases for comparing Buckeye’s operating performance with that of other companies with similar operations, although Buckeye’s measures may not be directly comparable to similar measures used by other companies. Please see the attached reconciliations of each of EBITDA, Adjusted EBITDA, and distributable cash flow to net income attributable to Buckeye’s unitholders.
*   *   *   *   *
This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (1) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those that permit the treatment of us as a partnership for federal income tax purposes, (2) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (3) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (4) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (5) shutdowns or interruptions at the source points for the products we transport, store, or sell, (6) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (7) volatility in the price of refined petroleum products and the value of natural gas storage services, (8) nonpayment or nonperformance by our customers, and (9) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies. You should read

BPL — 2011 Second-Quarter Earnings Results	Page 4
our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2010 and our most recently filed Quarterly Report on Form 10-Q, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.
####

BPL — 2011 Second-Quarter Earnings Results	Page 5
BUCKEYE PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Product sales	$853,706	$501,744	$1,891,262	$1,069,914
Transportation and other services	223,386	165,532	438,366	328,536

Total revenue	1,077,092	667,276	2,329,628	1,398,450

Costs and expenses:
Cost of product sales and natural gas storage services	854,341	498,645	1,892,303	1,068,382
Operating expenses	89,869	68,769	170,133	135,352
Depreciation and amortization	29,756	14,669	55,997	29,197
General and administrative	17,191	13,254	32,697	24,089

Total costs and expenses	991,157	595,337	2,151,130	1,257,020

Operating income	85,935	71,939	178,498	141,430

Other income (expense):
Earnings from equity investments	2,034	2,764	5,381	5,416
Gain on sale of equity investment	34,112	—	34,112	—
Interest and debt expense	(28,596)	(21,350)	(57,093)	(43,006)
Other income	107	85	507	240

Total other income (expense)	7,657	(18,501)	(17,093)	(37,350)

Net income	93,592	53,438	161,405	104,080
Less: net income attributable to noncontrolling interests	(1,571)	(41,931)	(2,891)	(81,303)

Net income attributable to Buckeye Partners, L.P.	$92,021	$11,507	$158,514	$22,777

Earnings per unit:

Basic	$1.00	$0.58	$1.81	$1.14

Diluted	$1.00	$0.58	$1.80	$1.14

Weighted average number of units outstanding:

Basic	91,743	19,952	87,728	19,952

Diluted	92,088	19,952	88,042	19,952

BPL — 2011 Second-Quarter Earnings Results	Page 6
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Pipelines & Terminals	$149,110	$140,107	$293,316	$279,015
International Operations	52,990	—	98,065	—
Natural Gas Storage	14,085	21,249	33,689	46,655
Energy Services	864,125	501,949	1,915,437	1,070,151
Development & Logistics	10,580	10,785	20,171	18,300
Intersegment eliminations	(13,798)	(6,814)	(31,050)	(15,671)

Total revenue	$1,077,092	$667,276	$2,329,628	$1,398,450

Total costs and expenses: (1)
Pipelines & Terminals	$81,318	$71,658	$154,197	$142,076
International Operations	33,018	—	59,364	—
Natural Gas Storage	19,703	17,947	39,707	39,902
Energy Services	861,867	502,420	1,911,912	1,074,019
Development & Logistics	9,049	10,126	17,000	16,694
Intersegment eliminations	(13,798)	(6,814)	(31,050)	(15,671)

Total costs and expenses	$991,157	$595,337	$2,151,130	$1,257,020

Depreciation and amortization:
Pipelines & Terminals	$13,214	$11,428	$25,775	$22,697
International Operations	13,036	—	23,431	—
Natural Gas Storage	1,803	1,640	3,519	3,281
Energy Services	1,280	1,176	2,515	2,371
Development & Logistics	423	425	757	848

Total depreciation and amortization	$29,756	$14,669	$55,997	$29,197

Operating income:
Pipelines & Terminals	$67,792	$68,449	$139,119	$136,939
International Operations	19,972	—	38,701	—
Natural Gas Storage	(5,618)	3,302	(6,018)	6,753
Energy Services	2,258	(471)	3,525	(3,868)
Development & Logistics	1,531	659	3,171	1,606

Total operating income	$85,935	$71,939	$178,498	$141,430

Adjusted EBITDA:
Pipelines & Terminals	$84,113	$83,919	$174,233	$167,407
International Operations	30,646	—	56,153	—
Natural Gas Storage	(2,612)	6,174	(160)	12,558
Energy Services	3,841	1,306	6,600	(246)
Development & Logistics	1,643	348	3,044	1,487

Adjusted EBITDA	$117,631	$91,747	$239,870	$181,206

Capital additions: (2)
Pipelines & Terminals	$19,883	$14,275	$34,512	$21,873
International Operations	38,692	—	60,395	—
Natural Gas Storage	3,339	1,809	4,821	3,292
Energy Services	514	359	690	2,064
Development & Logistics	—	166	43	343

Total capital additions	$62,428	$16,609	$100,461	$27,572

Summary of capital additions: (2)
Maintenance capital expenditures	$12,293	$5,925	$19,766	$9,195
Expansion and cost reduction	50,135	10,684	80,695	18,377

Total capital additions	$62,428	$16,609	$100,461	$27,572

(1)	Includes depreciation and amortization.

(2)	Amounts exclude accruals for capital expenditures.

	June 30,	December 31,
Key Balance Sheet information:	2011	2010
Cash and cash equivalents	$18,133	$13,626
Long-term debt, total (includes BPL Credit Facility)	2,189,238	1,519,393
BPL Credit Facility	120,000	98,000

BPL — 2011 Second-Quarter Earnings Results	Page 7
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA — Continued
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating data:
Pipelines & Terminals throughput (b/d - 000s):
Pipelines:
Gasoline	660.8	668.9	632.0	639.1
Jet fuel	348.1	339.3	337.3	330.9
Diesel fuel	244.3	223.1	242.4	225.3
Heating oil	31.3	36.1	70.7	74.8
LPGs	20.4	21.3	18.8	20.9
Other products	11.5	3.7	8.6	2.1

Total pipelines throughput	1,316.4	1,292.4	1,309.8	1,293.1

Terminals throughput (b/d - 000s):
Products throughput	625.6	570.0	581.0	563.2

Pipeline Average Tariff (Cents/bbl.)	77.2	73.6	75.5	72.7

International Operations (b/d - 000s):
Products throughput	516.4	—	521.2	—

Energy Services (in millions of gallons):
Sales volumes	281.9	235.1	663.4	502.1

BPL — 2011 Second-Quarter Earnings Results	Page 8
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations
(In thousands, except per unit amounts and coverage ratio)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Adjusted EBITDA:
Net income attributable to Buckeye Partners, L.P.	$92,021	$11,507	$158,514	$22,777
Interest and debt expense	28,596	21,350	57,093	43,006
Income tax benefit	(17)	(646)	(193)	(664)
Depreciation and amortization	29,756	14,669	55,997	29,197

EBITDA	150,356	46,880	271,411	94,316
Net income attributable to noncontrolling interests affected by Merger (for periods prior to Merger) (1)	—	41,921	—	81,055
Gain on sale of equity investment	(34,112)	—	(34,112)	—
Amortization of unfavorable storage contracts	(2,396)	—	(4,328)	—
Non-cash deferred lease expense	1,031	1,058	2,061	2,117
Non-cash unit-based compensation expense	2,752	1,888	4,838	3,718

Adjusted EBITDA	$117,631	$91,747	$239,870	$181,206

Distributable cash flow:
Net income attributable to Buckeye Partners, L.P.	$92,021	$11,507	$158,514	$22,777
Depreciation and amortization	29,756	14,669	55,997	29,197
Net income attributable to noncontrolling interests affected by Merger (for periods prior to Merger) (1)	—	41,921	—	81,055
Gain on sale of equity investment	(34,112)	—	(34,112)	—
Non-cash deferred lease expense	1,031	1,058	2,061	2,117
Non-cash unit-based compensation expense	2,752	1,888	4,838	3,718
Amortization of unfavorable storage contracts	(2,396)	—	(4,328)	—
Maintenance capital expenditures	(12,293)	(5,925)	(19,766)	(9,195)

Distributable cash flow	$76,759	$65,118	$163,204	$129,669

Cash Distributions for Coverage Ratio (2)	$87,235	$62,897	$173,385	$124,780

Cash Distribution Coverage Ratio	0.88	1.04	0.94	1.04

(1)	Represents merger between Buckeye Partners, L.P. and Buckeye GP Holdings L.P. in November 2010.

(2)	Represents cash distributions declared for limited partner units (LP units) outstanding as of each respective period. 2011 amounts reflect actual cash distributions paid on LP units for the quarter ended March 31, 2011 and estimated cash distributions for the quarter ended June 30, 2011. Distributions with respect to the 6,915,725 Class B units outstanding on the record date for the quarter ending March 31, 2011 and the 7,042,771 Class B units expected to be outstanding for the quarter ending June 30, 2011 are paid in additional Class B units rather than in cash.